EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:	June 20, 2023

Howard Amster

/s/ Howard Amster

Howard Amster 2019 Charitable Remainder Unitrust #1

By: Howard Amster

		By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Howard Amster 2021 Charitable Remainder Unitrust #1

By: Howard Amster

		By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Howard Amster 2021 Charitable Remainder Unitrust #2

By: Howard Amster

		By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Howard Amster and Tamra Gould Charitable Remainder Unitrust U/A DTD 03/18/1993

By: Howard Amster

By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Howard Amster Charitable Remainder Unitrust U/A DTD 04/22/1998

By: Howard Amster

By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Howard Amster Charitable Remainder Unitrust U/A DTD 01/11/2005

By: Howard Amster

By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Samuel J. Heller Trust U/A DTD 08/07/2002

By: Howard Amster

By:	/s/ Howard Amster
Name: Howard Amster
Title: Trustee

Pleasant Lake Apartments Corp

By: Howard Amster

By:	/s/ Howard Amster
Name: Howard Amster
Title: President